SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 17, 2007
Date of Report (Date of earliest event reported)

Factory Card & Party Outlet Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-21859	36-3652087
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2727 Diehl Road, Naperville, Illinois 60563
(Address of principal executive offices) (Zip Code)
(630) 579-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Agreement and Plan of Merger
Amended and Restated Executive Severance Plan
Senior Executive Agreement - Gary Rada
Senior Executive Agreement - Timothy Gower
Senior Executive Agreement - Michael Perri
Executive Agreement - Timothy Benson
Press Release
Joint Press Release

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
     On September 17, 2007, Factory Card & Party Outlet Corp. (the “Company”), Amscan Holdings, Inc. (“Amscan”), and Amscan Acquisition, Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of Amscan (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides for the acquisition of the Company by Amscan. Pursuant to the Merger Agreement, Purchaser will commence a cash tender offer to purchase all outstanding shares of the Company’s common stock, par value $.01 per share (the “Shares”), in exchange for $16.50 per Share in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in an Offer to Purchase and a related Letter of Transmittal that will be distributed to the Company’s stockholders by Purchaser and filed with the Securities and Exchange Commission (the “SEC”). The Offer to Purchase and the Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer.”
     Subsequent to the successful completion of the Offer and the satisfaction or waiver of the conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Amscan. At the effective time of the Merger, each Share then outstanding (other than (i) treasury Shares, (ii) Shares that are owned by Amscan, Purchaser or any other direct or indirect wholly-owned subsidiary of Amscan, or (iii) stockholders who have properly exercised dissenters’ rights under the Delaware General Corporation Law) will be converted into the right to receive in the Merger the same $16.50 per Share cash Offer Price, without interest. Any uncancelled options to purchase Shares that remain outstanding immediately prior to the Merger will be entitled to an amount in cash equal to the excess, if any, of the Offer Price over the per Share exercise price of such option, multiplied by the number of unexercised Shares subject to the option. Each holder of outstanding warrants to purchase Shares would be entitled, upon exercise thereof at any time after the consummation of the Merger in accordance with the terms thereof, to a payment equal to the excess, if any, of the Offer Price over the per Share exercise price of such warrant, multiplied by the number of unexercised Shares subject to the warrant.
     The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which represents at least a majority of the outstanding Shares on a fully-diluted basis on the date of purchase. The Offer is also subject to a number of other conditions set forth in the Merger Agreement.
     As part of the Merger Agreement, the Company granted to the Purchaser an option (the “Top-Up Option”) to purchase the number of newly-issued Shares at a per share purchase price equal to the Offer Price that, when added to the number of Shares owned by Purchaser immediately following consummation of the Offer, results in Purchaser owning 90% of the Shares then outstanding (assuming the issuance of Shares pursuant to the Top-Up Option). However, the number of Shares subject to the Top-Up Option is limited to the number of Shares authorized and available for issuance and, in any event, the Top-Up Option cannot be exercised (i) unless, following the time of acceptance by Purchaser of Shares tendered in the Offer or any subsequent offering period, 85% or more of the Shares then outstanding are directly or indirectly owned by Amscan or Purchaser or (ii) if the exercise of the Top-Up Option would require stockholder approval under the rules of the Nasdaq Stock Market. If the Top-Up Option is exercised by Purchaser (resulting in Purchaser owning 90% or more of the Shares then outstanding), Purchaser will be able to effect a short-form merger under the Delaware General Corporation Law, subject to the terms and conditions of the Merger Agreement.
     The Merger Agreement includes customary representations, warranties and covenants of the Company, Amscan and the Purchaser. In addition to certain other covenants, the Company has agreed not to solicit or initiate any acquisition proposal from a third party, disclose non-public information to any third party in connection with any acquisition proposal, or engage in substantive discussions regarding any acquisition proposal, in each case subject to certain exceptions set forth in the Merger Agreement.
     The Merger Agreement contains certain termination rights for both Amscan and the Company, and provides that, upon termination of the Merger Agreement under specified circumstances, including a termination by the Company to enter into an agreement with respect to a superior proposal in circumstances permitted by the Merger Agreement, the Company is required to pay Amscan a termination fee of $2 million. The Merger Agreement also provides for the payment by Amscan to the Company of a termination fee of $4 million if the Merger Agreement is terminated by Amscan or the Company in certain specified circumstances.
     The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Amscan or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger

Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Additional Information
     This document is neither an offer to purchase nor solicitation of an offer to sell securities. The tender offer for the Company’s outstanding shares of common stock described in this filing has not commenced. At the time the offer is commenced, Purchaser will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to the Company’s stockholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.
Forward Looking Statements
     Statements in this Current Report on Form 8-K regarding the proposed acquisition of the Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements that are based on mangement’s beliefs, certain assumptions and current expectations. Any statements that are not statements of historical fact (including statements containing the word “believes”, “will”, “plans”, “anticipates”, “expects” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: ability to satisfy the merger agreement conditions and consummate the transaction, the ability of Amscan to successfully integrate the Company’s operations and employees, the ability to realize anticipated synergies and cost savings, and the other factors described in Amscan’s Annual Report on Form 10-K for the year ended December 31, 2006, the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007 and their respective subsequent SEC filings. This Current Report on Form 8-K speaks only as of the date hereof, and the Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
Item 2.02 Results of Operations and Financial Condition
     On September 18, 2007, the Company issued a press release announcing financial performance for the second quarter of fiscal 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On September 17, 2007, in connection with the execution of the Merger Agreement, the Company entered into an Amended and Restated Executive Severance Plan (the “Restated Executive Severance Plan”), which supersedes the Company’s current Executive Severance Plan. The Restated Executive Severance Plan is substantially identical to the current Plan in providing cash severance pay in the event that a person who has completed at least 120 days of employment as an officer not under contract is terminated by the Company without “cause” or resigns for “good reason”, in an amount equal to six months salary (or 18 months if such termination occurs within two years after a change in control) plus pro-rata bonus. As is the case under the current Plan, the participant would be entitled to continue his or her participation in the Company’s health and life insurance benefit plans (but not any disability plan or 401(k) plan) during the period of severance payments. The Restated Executive Severance Plan extends the term of the Plan from July 1, 2008 to July 1, 2009 or, in the event that Purchaser’s Offer is consummated, December 31, 2011. Consummation of Purchaser’s Offer would constitute a “change of control” under the Restated Executive Severance Plan.
     On September 17, 2007, and as a condition to Amscan’s willingness to enter into the Merger Agreement, the Company, its wholly-owned subsidiary Factory Card Outlet of America, Ltd. (the “Subsidiary”) and Amscan also entered into agreements (the “Executive Agreements”) with each of Gary Rada (President and Chief Executive Officer), Timothy Gower (Senior Vice President of Operations), and Michael Perri (Senior Vice President of Merchandising and Marketing) which, among other things, amend their existing employment agreements with the Subsidiary (the “Employment Agreements”). The Executive Agreements will become effective upon consummation of the Merger. The Executive Agreements, among other things, (i) extend the term of the Employment Agreements to April 7, 2010 with respect to Mr. Rada and April 7, 2009 with respect to Messrs. Gower and Perri (provided that in each case such term is automatically extended for subsequent one-year terms unless either the executive officer or the Company give written notice to the other of a desire not to extend at least 60 days prior to the end of the then-applicable term), (ii) provide that if an executive is provided a notice not to extend the term of such executive’s Employment Agreement and the executive continues to be employed by the Company or an affiliate thereof after the expiration of the term of such executive’s Employment Agreement, such executive shall participate in the Restated Executive Severance Plan, (iii) clarify that any changes to an executive’s duties and authority caused solely and as a direct and proximate result of the Company becoming a privately-held subsidiary of Amscan or certain of its affiliates would not constitute “good reason” as defined in the Employment Agreements and the Restated Executive Severance Plan and (iv) confirm (with respect to Messrs. Gower and Perri) that consummation of Purchaser’s Offer would constitute a “change of control” under the Restated Executive Severance Plan and that the “severance period” would be 18 months for purposes of such Plan if such executive becomes entitled to severance benefits under such Plan within two years after consummation of the transactions contemplated by the Merger Agreement. Mr. Rada’s Executive Agreement further provides that (a) Mr. Rada will serve as a member of the Company’s Board of Directors during the term of the agreement and (b) the “severance period” under Mr. Rada’s Employment Agreement is the greater of 18 months or the remainder of the term of the agreement; provided that such period shall be 36 months if Mr. Rada’s employment with the Company is terminated during the term of the agreement (but prior to April 8, 2009) by the Company without “cause” or by Mr. Rada with “good reason”, in each case after a change of control. Consummation of Purchaser’s Offer would constitute a “change of control” under the Employment Agreements.
     On September 17, 2007, and as a condition to Amscan’s willingness to enter into the Merger Agreement, the Company and Amscan also entered into an agreement (the “Benson Agreement”) with Timothy Benson (Vice President, Treasurer and Chief Financial Officer), which will become effective upon consummation of the Merger. The Benson Agreement, among other things, (i) provides for the Company’s continued employment of Mr. Benson as an at-will employee following the closing of the Merger, (ii) clarifies that any changes to an executive’s duties and authority caused solely and as a direct and proximate result of the Company becoming a privately-held subsidiary of Amscan or certain of its affiliates would not constitute “good reason” as defined in the Restated Executive Severance Plan and (iii) confirms that consummation of Purchaser’s Offer would constitute a “change of control” under the Restated Executive Severance Plan. Mr. Benson currently participates in the Restated Executive Severance Plan.
     On the date of the consummation of the Merger and pursuant to the foregoing agreements, Amscan will cause its parent, AAH Holdings Corporation (“AAH”), to grant Messrs. Rada, Gower, Perri and Benson nonqualified options to purchase 30, 20, 24 and 24 shares, respectively, of common stock of AAH under the AAH Holdings Corporation 2004 Equity Incentive Plan at an exercise price equal to the fair market value of the common stock on the date of grant. One-half (50%) of the options will vest in equal annual installments over a period of five years following the date of grant, and the remaining one-half (50%) will be subject to performance vesting in accordance with the terms specified in the applicable option agreement. The options subject to time vesting will immediately vest upon the consummation of any “sale transaction” (as defined in the applicable option agreement) involving the Company and certain of its affiliates which occurs after the consummation of the Merger.
     The foregoing descriptions of the Restated Executive Severance Plan, the Executive Agreements and the Benson Agreement do not purport to be complete and are qualified in their entirety by reference to the Restated Executive Severance Plan, the Executive Agreements and the Benson Agreement which are attached hereto as Exhibits 10.1 through 10.5 hereto and incorporated herein by reference.
Item 8.01 Other Events
     On September 18, 2007, the Company and AAH issued a joint press release, which is attached as Exhibit 99.2 hereto, relating to the Merger Agreement. The press release is incorporated herein by this reference.
     On September 17, 2007, and as a condition to Amscan’s willingness to enter into the Merger Agreement, the Company and Amscan also entered into agreements with Edward Plesa, Debra Smetana, Robert Krentzman and Eugene Koch, non-executive officers of the Company, which will become effective upon consummation of the Merger. These agreements, among other things, (i) provide for the Company’s continued employment of such persons as at-will employees following the closing of the Merger, (ii) clarify that any changes to any such executive’s duties and authority caused solely and as a direct and proximate result of the Company becoming a privately-held subsidiary of Amscan or certain of its affiliates would not constitute “good reason” as defined in the Restated Executive Severance Plan and (iii) confirm that consummation of Purchaser’s Offer would constitute a “change of control” under the Restated Executive Severance Plan. All of the foregoing executives currently participate in the Restated Executive Severance Plan.
     On the date of the consummation of the Merger and pursuant to the foregoing agreements, Amscan will cause AAH to grant each of Ms. Smetana and Messrs. Plesa, Krentzman and Koch nonqualified options to purchase 14, 15, 12 and 14 shares respectively, of common stock of AAH under the AAH Holdings Corporation 2004 Equity Incentive Plan at an exercise price equal to the fair market value of the common stock on the date of grant. One-half (50%) of the options will vest in equal annual installments over a period of five years following the date of grant, and the remaining one-half (50%) will be subject to performance vesting in accordance with the terms specified in the applicable option agreement. The options subject to time vesting will immediately vest upon the consummation of any “sale transaction” (as defined in the applicable option agreement) involving the Company and certain of its affiliates which occurs after the consummation of the Merger.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of September 17, 2007, among Amscan Holdings, Inc., Amscan Acquisition, Inc. and Factory Card & Party Outlet Corp.

10.1	Amended and Restated Executive Severance Plan dated September 17, 2007

10.2	Senior Executive Agreement among Factory Card & Party Outlet Corp., Factory Card Outlet of America, Ltd., Amscan Holdings, Inc. and Gary Rada dated September 17, 2007

10.3	Senior Executive Agreement among Factory Card & Party Outlet Corp., Factory Card Outlet of America, Ltd., Amscan Holdings, Inc. and Timothy Gower dated September 17, 2007

10.4	Senior Executive Agreement among Factory Card & Party Outlet Corp., Factory Card Outlet of America, Ltd., Amscan Holdings, Inc. and Michael Perri dated September 17, 2007

10.5	Executive Agreement among Factory Card & Party Outlet Corp., Amscan Holdings, Inc. and Timothy Benson dated September 17, 2007

Exhibit
No.	Description

99.1	Press Release of Factory Card & Party Outlet Corp. dated September 18, 2007

99.2	Joint Press Release of Factory Card & Party Outlet Corp. and AAH Holdings Corporation dated September 18, 2007

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORY CARD & PARTY OUTLET CORP.
/s/ Gary W. Rada
Gary W. Rada
President and Chief Executive Officer

Dated: September 18, 2007